Exhibit 99.1

AGREEMENT

Pursuant to Rule 13d-1(k)(1) under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree that only one statement containing the information required by Schedule 13G need be filed with respect to the ownership by each of the undersigned of ADS of Ehang Holdings Limited.

Dated: February 5, 2020

GGV CAPITAL V L.P.
BY: GGV CAPITAL V L.L.C.
ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-fact

GGV CAPITAL V ENTREPRENEURS FUND L.P.
BY: GGV CAPITAL V L.L.C.
ITS: GENERAL PARTNER

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-fact

GGV CAPITAL V L.L.C.

By:	/s/ Stephen Hyndman
Stephen Hyndman
Attorney-in-fact

/s/ Jixun Foo
Jixun Foo

/s/ Glenn Solomon
Glenn Solomon

/s/ Jenny Hong Wei Lee
Jenny Hong Wei Lee

/s/ Jeffrey Gordon Richards
Jeffrey Gordon Richards

/s/ Hans Tung
Hans Tung